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                                                                      EXHIBIT 99

                           Thursday, October 1, 1998

                      ERLY Announces New Chairman and CEO

LOS ANGELES -- (BUSINESS WIRE) -- Oct. 1, 1998 -- The board of directors of ERLY Industries (Nasdaq:ERLYE) Thursday announced that it has elected NANETTE N. KELLEY as chairman, president and chief executive officer of the company.

   On Monday, ERLY filed Chapter 11 Reorganization in Federal Bankruptcy Court in Corpus Cristi, Texas.

   Commenting on the election, Kelley said, "I hope to be able to recover at least some of the value of this company."

   Further, it accepted the resignations of Douglas Murphy as an officer and director of ERLY, Gerald Murphy as an officer and director of ERLY and Bill Burgess as a director of ERLY.

   ERLY Industries owns as its subsidiary company, Chemonics International, a company in the infrastructure consulting business based in Washington, D.C.

CONTACT: ERLY Industries                NANETTE KELLEY, 504/922-4540  17:59
EDT OCTOBER 1, 1998